UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 17, 2017

NXCHAIN INC.

(Exact name of registrant as specified in its charter

Delaware	0-22735	45-3977747
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

17702 Mitchell North Irvine, California	92614
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (408) 673-2464

11753 Willard Avenue
Tustin, California

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13a-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers: Compensatory Arrangement of Certain Officers

On February 16, 2017, the members of the Board of Directors of NXChain Inc. (the "Company") met to accept the resignation of Eric Hellige as a member of the Board of Directors of the Company. Sean Tabatabai was appointed to be member of the Board of Directors of the Company. Thereafter, Michael Campbell resigned his positions as an officer in the Company (including being its Chief Executive Officer) and as a member of the Board of Directors of the Company. On behalf of the Company, Mr. Tabatabai accepted the resignations of Mr. Campbell.

There are no known disagreements between the Company and Mr. Hellige and Mr. Campbell on any matter relating to the Company's operations, policies, or practices.

At this time, Mr. Tabatabai is the sole member of the Board of Directors of the Company and is its Chief Executive Officer, President, Secretary, and Treasurer.

Item 8.01	Other Items

On February 16, 2017, the Company hired Madison Harbor, A Law Corporation as the Company's attorneys.

On February 17, 2017, the Company changed its principal address to 17702 Mitchell North, Irvine, California 92614 and its telephone number to (408) 673-2464

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SIGNATURES

Pursuant to the requirements of the Security Exchange Act of 1943, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 17, 2017	NXCHAIN INC.

/s/ Sean Tabatabai
Chief Executive Officer

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